UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China	100176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-87227366

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TYHT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Baolin Li

On May 20, 2021, Mr. Baolin Li notified Shineco, Inc. (the “Company”) of his resignation as a director of the Company, effective May 20, 2021. Mr. Li’s resignation was due to personal reasons and not due to any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

Election of Ms. Minye Wang

To fill in the vacancy on the board of directors of the Company (the “Board”) created by Mr. Li’s resignation, on May 24, 2021, the Nominating Committee of the Board recommended, and the Board elected, Ms. Minye Wang as a director of the Company.

Ms. Minye Wang, age 30, has served as the senior partner and vice general manager of Yunnan Lande Regional Development Research Co., Ltd., a company focusing on organizing activities related to regional economic development, such as academic research, seminars, and forums, and providing planning and consulting services to regional economic development projects, since January 2018 and has been responsible for company’s main business operation. From December 2015 to January 2018, Ms. Wang served as assistant to general manager of Rockwell Automation, Inc. and was in charge of or participated in the investment projects with BYD, Siemens, Geely, and other well-known multinational and domestic companies. From September 2015 to December 2015, Ms. Wang served as personal business account manager of Citibank (China) Co., Ltd. and was mainly responsible for asset allocation, collective trusts, sovereign wealth funds, and other businesses for high-net-worth clients in Mainland China and Hong Kong and participated in M&A funds with investment targets in the United Kingdom and Northern Europe. Ms. Wang obtained her bachelor’s degree in Business Management from Newcastle University in 2013 and her master’s degree in Fashion Management from Northumbria University in 2014.

On May 24, 2021, the Company and Ms. Wang entered into a Director Offer Letter (the “Wang Offer Letter”), pursuant to which Ms. Wang will be compensated at a rate of $20,000 per annum, payable in cash annually at the end of her term in office. The Wang Offer Letter contains customary confidentiality, non-solicitation, and indemnification provisions. The foregoing summary of the Wang Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Wang Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no family relationships between Ms. Wang and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Ms. Wang and any other person pursuant to which Ms. Wang was elected as a director of the Company. To the best knowledge of the Company, neither Ms. Wang nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Mr. Ning Chen

On May 20, 2021, Mr. Ning Chen notified the Company of his resignation as an independent director of the Company, effective May 20, 2021. Mr. Chen’s resignation was due to personal reasons and not due to any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

Election of Mr. Lei Gao

To fill in the vacancy on the Board created by Mr. Chen’s resignation, on May 24, 2021, the Nominating Committee of the Board recommended, and the Board elected, Mr. Lei Gao as an independent director and serve as the chairperson of the Compensation Committee of the Board and a member of Nominating Committee of the Board.

Mr. Lei Gao, age 52, has served as the chairman and legal representative of Beijing United Xinyuan Investment Consulting Co., Ltd., a consulting company focusing on investment consulting, enterprise management, and investment and asset management, since 2020. From June 2018 to February 2020, Mr. Gao served as general manager of Tianjin Shifeng Zhongcheng International Trade Co., Ltd., a company engaging in international trade, import and expert of processed, self-operated, and agency goods and technologies, and commodity exhibitions; from December 2017 to December 2018, Mr. Gao served as the head of the No. 2 branch of the bond financing department of Capital Securities (Beijing) Co., Ltd. and raised billions of funds, solved bottlenecks and difficulties encountered in financing for customers, and participated in several investment cooperation projects with local governments and banks; from 2017 to 2018, Mr. Gao served as the Secretary-General of Beijing Financing Guarantee Association; from December 2014 to December 2017, Mr. Gao served as the vice president of Beijing Shoujin Small and Medium Enterprise Financial Services Co., Ltd., mainly responsible for financial information services, asset management, investment consulting, investment management, and technology development in the field of financing software; from 2013 to 2014, Mr. Gao served as head of the issuance and underwriting department of Hualin Securities (Beijing) Co., Ltd. and Debon Securities (Beijing) Co., Ltd. and led or participated in investment bank equity projects such as initial public offering and refinancing of many A-share listed companies. Mr. Gao graduated from Beijing Technology and Business University in 2017. Mr. Gao holds a Fund Practice Qualification and Securities Practice Qualification in China.

On May 24, 2021, the Company and Mr. Gao entered into a Director Offer Letter (the “Gao Offer Letter”), pursuant to which Mr. Gao will be compensated at a rate of $10,000 per annum, payable in cash annually at the end of his term in office. The Gao Offer Letter contains customary confidentiality, non-solicitation, and indemnification provisions. The foregoing summary of the Gao Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Gao Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

There are no family relationships between Mr. Gao and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Mr. Gao and any other person pursuant to which Mr. Gao was elected as a director of the Company. To the best knowledge of the Company, neither Mr. Gao nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Director Offer Letter dated May 24, 2021 by and between Shineco, Inc. and Minye Wang

10.2	Director Offer Letter dated May 24, 2021 by and between Shineco, Inc. and Lei Gao

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINECO, INC.

May 26, 2021	By:	/s/ Ou Yang
Ou Yang
Chief Executive Officer